Exhibit 99.1

FOR IMMEDIATE RELEASE

ANN INC. Updates Outlook for Third Quarter and Full Year 2014

— Provides Fourth Quarter 2014 Outlook —

— Company Launches Comprehensive Supply Chain Initiative —

New York, NY, November 6, 2014 – ANN INC. (NYSE: ANN) today updated its outlook for the fiscal third quarter and full year 2014, and provided its outlook for the fiscal fourth quarter of 2014.

Kay Krill, President and Chief Executive Officer, said, “Our results for the third quarter at both the Ann Taylor and LOFT brands fell short of our expectations, reflecting lower mall traffic and a highly promotional retail environment. In addition, sales during the first half of the quarter were negatively impacted by product shipment delays related to labor uncertainty at the West Coast ports, which were mitigated by the use of air freight later in the quarter. Further to these external pressures, Ann Taylor also experienced soft product performance in select categories, resulting in its first negative comparable sales performance in the last ten quarters,” she said.

“Looking ahead to the fourth quarter, our outlook anticipates continued challenges in the overall retail environment, a highly promotional holiday selling season and incremental air freight costs associated with our contingency plans to mitigate the impact of the West Coast port labor uncertainty. Within this challenging retail environment, we remain focused on aggressively managing all aspects of the business within our control, while also furthering progress on the strategic initiatives we’ve outlined to enhance productivity, maximize gross margin performance and optimize our overall cost structure,” continued Ms. Krill.

“Finally, I’m pleased to report that the Company has initiated a comprehensive, end-to-end assessment of its supply chain. This initiative is designed to identify opportunities to enhance profitability, with a focus on speed, flexibility, improving product sell-through and reducing the cost of goods sold,” concluded Ms. Krill.

Update on Third Quarter 2014 Outlook

Based on preliminary results, the update to the third quarter 2014 outlook provided on August 22, 2014 reflects lower-than-anticipated sales and gross margin rate performance, as follows:

•	Total Company net sales for the fiscal third quarter of 2014 are now expected to be $647 million, reflecting a comparable sales decline of 4.3%.

-	At the Ann Taylor brand, total comparable sales decreased 6.6%, reflecting decreases of 4.8% at Ann Taylor and 10.4% in the Ann Taylor Factory channel.

-	At the LOFT brand, total comparable sales declined 2.9%, reflecting decreases of 3.3% at LOFT and 1.0% in the LOFT Outlet channel.

•	Gross margin rate for the Company is expected to be 52.6%, which includes the impact of approximately $5 million of incremental air freight costs as a result of labor uncertainty at the West Coast ports.

•	Selling, general and administrative expenses are expected to be $290 million, which excludes the impact of a pre-tax charge of approximately $5 million related to the closure of Ann Taylor’s Madison Avenue store, or $295 million including such charge.

•	The Company’s effective tax rate for the third quarter is expected to be 37%.

•	Total weighted average diluted shares outstanding for the third quarter are expected to be 46.2 million, which includes the effect of participating securities.

Fourth Quarter 2014 Outlook

The Company provided its outlook for the fiscal fourth quarter of 2014, as follows:

•	Total Company net sales for the fiscal fourth quarter of 2014 are expected to be $630 million, reflecting a comparable sales decline in the low-single digits.

•	Gross margin rate for the Company is expected to be 46.5%, which includes the impact of approximately $8 million of incremental air freight costs as a result of labor uncertainty at the West Coast ports.

•	Selling, general and administrative expenses are expected to approach $295 million.

•	The Company’s effective tax rate for the fourth quarter is expected to be 41%.

•	Total weighted average diluted shares outstanding for the fourth quarter are expected to be 46.2 million, which includes the effect of participating securities.

Update on Full Year 2014 Outlook

The Company provided the following updated outlook for the full year 2014:

•	Total net sales are expected to be $2.516 billion, reflecting a total Company comparable sales decline in the low-single digits.

•	Gross margin rate performance is expected to be 51.2%, including the impact of the aforementioned $13 million of incremental air freight costs.

•	Total selling, general and administrative expenses are expected to be $1.156 billion, excluding the aforementioned third quarter pre-tax charge of approximately $5 million related to the closure of Ann Taylor’s Madison Avenue store, or $1.161 billion including such charge. Total selling, general and administrative expenses do not include the impact of the separately reported first quarter pre-tax restructuring charge of approximately $17 million.

•	Our full-year effective tax rate is expected to be 39%.

•	Capital expenditures are expected to be approximately $110 million.

•	Total weighted average diluted shares outstanding are expected to be 46.6 million, which includes the effect of participating securities.

•	Total weighted average square footage for fiscal 2014 is expected to increase approximately 2%, reflecting the opening of approximately 50 new stores, partially offset by approximately 45 store closures. The Company expects to have approximately 1,030 stores at fiscal year-end.

The Company expects to maintain its healthy balance sheet, including a disciplined approach to inventory management throughout the remainder of the fiscal year.

About ANN INC.

ANN INC. is the parent Company of Ann Taylor and LOFT, two of the leading women’s specialty retail fashion brands in North America. As of August 2, 2014, the Company operated 1,040 Ann Taylor, Ann Taylor Factory, LOFT and LOFT Outlet stores in 47 states, the District of Columbia, Puerto Rico and Canada. Our Ann Taylor and LOFT brands are also available online in more than 100 countries worldwide at AnnTaylor.com and LOFT.com. Visit ANNINC.com for more information (NYSE: ANN).

Investor Contact:	Press Contact:
Judith Lord	Catherine Fisher
Vice President, Investor Relations	Vice President, Corporate Communications
ANN INC.	ANN INC.
212-541-3300 ext. 3598	212-541-3300 ext. 2199

Forward-Looking Statements

Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect,” “anticipate,” “plan,” “intend,” “project,” “may,” “believe” and similar expressions. Forward-looking statements also include representations of the expectations or beliefs of the Company concerning future events that involve risks and uncertainties, including:

•	the Company’s ability to anticipate and respond to changing client preferences and fashion trends and provide a balanced assortment of merchandise that satisfies client demands in a timely manner;

•	the effectiveness of the Company’s brand awareness and marketing programs, its ability to maintain brand image, engage new and existing clients, drive traffic to its stores and websites and gain market share;

•	the effect of competitive pressures from other retailers;

•	the Company’s reliance on key management and its ability to hire, retain and develop qualified associates as well as ensure that the Company has the appropriate organizational structure and processes in place to achieve its strategic initiatives;

•	the Company’s reliance on third-party manufacturers and key vendors, including operational risks such as reduced production capacity, errors in complying with merchandise specifications, insufficient quality control and failure to meet production deadlines;

•	the impact of fluctuations in sourcing costs, in particular, increases in the costs of raw materials, labor and transportation;

•	the Company’s reliance on foreign sources of production and the associated risks of doing business in foreign markets;

•	the Company’s dependence on its Louisville distribution center and third-party distribution and transportation providers;

•	the impact of a privacy breach and the resulting effect on the Company’s business and reputation;

•	the Company’s ability to successfully execute brand goals, objectives and new concepts and strategies, including international expansion;

•	the Company’s ability to secure and protect trademarks and other intellectual property rights;

•	the performance and operation of the Company’s websites and the risks associated with Internet sales;

•	the Company’s ability to successfully optimize implementation of its omni-channel retail strategy and maintain a relevant and reliable omni-channel experience for its clients;

•	the Company’s ability to manage inventory levels and changes in merchandise mix as well as optimize the operational aspects of its omni-channel fulfillment strategy;

•	the Company’s ability to successfully upgrade and maintain its information systems in a timely and secure manner to support the needs of the organization and to operate in accordance with its business continuity plan in the event of a disruption;

•	a significant change in the regulatory environment applicable to the Company’s business and the Company’s ability to comply with legal and regulatory requirements;

•	the effect of general economic conditions on consumer spending and the Company’s liquidity and capital resources;

•	the impact of fluctuations in sales and profitability on the Company’s stock price;

•	the failure by independent manufacturers to comply with the Company’s social compliance program requirements or applicable laws and regulations;

•	the potential impact of natural disasters, extreme weather, public health concerns, acts of war or terrorism in the United States or worldwide;

•	the Company’s ability to successfully manage store growth and optimize the productivity and profitability of its store portfolio;

•	the Company’s dependence on shopping malls and other retail centers to attract clients and the impact of potential consolidation of commercial and retail landlords on the Company’s ability to negotiate favorable rental terms; and

•	the effect of tax matters on its business operations.

Further description of these risks and uncertainties and other important factors are set forth in the Company’s latest Annual Report on Form 10-K, including but not limited to Item 1A – Risk Factors and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations therein, and in the Company’s other filings with the SEC. Although these forward-looking statements reflect the Company’s current expectations concerning future events, actual results may differ materially from current expectations or historical results. The Company does not assume any obligation to publicly update or revise any forward-looking statements at any time for any reason.